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                                                                    Exhibit 23.1

             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


We consent to the use in this Amendment No. 1 to the Registration Statement on Form F-4 of our report dated March 6, 2006 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the consideration of internal control over financial reporting), relating to the consolidated financial statements of Ainsworth Lumber Co. Ltd. appearing in the Prospectus, which is part of this Registration Statement.



We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
Vancouver, Canada
June 27, 2006